EXHIBIT (11)

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Offering Statement on Form 1‐A of our report dated February 13, 2023, relating to the consolidated financial statements of Versity Invest, LLC as of June 30, 2022, and for the period from March 17, 2022 (date of formation) to June 30, 2022. We also consent to the reference to us under the heading “Independent Auditors” in such Offering Statement.

Santa Ana, California

March 7, 2023

1551 N Tustin Ave., Suite 1000 Santa Ana, CA 92705